Ex.99.2

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC, and Westland Square Associates, LLC (“the Properties”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into Assignments of Purchase and Sale Agreements from a related party on December 23, 2013.

The unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2013 gives effect to the anticipated acquisition of the Properties as if it occurred on September 30, 2013. The Wheeler REIT column as of September 30, 2013 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on November 14, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed combined and consolidated statements of operations for the Company and the Properties for the nine months ended September 30, 2013 and the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Properties, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the nine months ended September 30, 2013 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on April 1, 2013. The Properties column includes the operating activity for the Properties for the entire periods presented as the Properties were acquired subsequent to September 30, 2013 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed combined and consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Properties. Since the acquisition transaction closed during the fourth quarter of 2013, the Properties will be included in the combined and consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Properties’ acquisition have been made. These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on April 1, 2013 as part of its Form 10-K for the year ended December 31, 2012 and on November 14, 2013 as part of its Form 10-Q for the nine months ended September 30, 2013.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Combined and Consolidated Balance Sheet

As of September 30, 2013

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Investment properties, at cost	$83,558,017	$10,910,963	$94,468,980
Cash and cash equivalents	1,821,057	(3,471,535)	(1,650,478)
Tenant and other receivables	903,085	—	903,085
Deferred costs, reserves, intangibles and other assets	12,801,743	5,097,522	17,899,265

Total Assets	$99,083,902	$12,536,950	$111,620,852

LIABILITIES:
Mortgages and other indebtedness	$66,781,304	$12,375,000	$79,156,304
Below market lease intangibles	3,969,073	161,950	4,131,023
Accounts payable, accrued expenses and other liabilities	2,670,835	—	2,670,835

Total Liabilities	73,421,212	12,536,950	85,958,162

Commitments and contingencies	—	—	—
EQUITY:
Series A convertible preferred stock	1,458,050	—	1,458,050
Common stock	71,210	—	71,210
Additional paid-in capital	28,118,189	—	28,118,189
Accumulated deficit	(10,276,279)	—	(10,276,279)
Noncontrolling interest	6,291,520	—	6,291,520

Total Equity	25,662,690	—	25,662,690

Total Liabilities and Equity	$99,083,902	$12,536,950	$111,620,852

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Combined and Consolidated Statement of Operations

For the Nine Months Ended September 30, 2013

(unaudited)

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$4,624,612	$1,354,524	$(113,773	)(1)	$5,865,363
Tenant reimbursements and other income	598,736	93,253	—		691,989

Total Revenues	5,223,348	1,447,777	(113,773)		6,557,352

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	968,846	440,084	—		1,408,930
Depreciation and amortization	2,204,899	—	1,252,837	(2)	3,457,736
Provision for credit losses	69,920	—	—		69,920
Corporate general & administrative and other	4,766,293	73,649	—		4,839,942

Total Operating Expenses and Certain Operating Expenses of Acquired	8,009,958	513,733	1,252,837		9,776,528

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(2,786,610)	934,044	(1,366,610)		(3,219,176)
Interest expense	(1,587,946)	—	(487,266	)(3)	(2,075,212)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(4,374,556)	$934,044	$(1,853,876)		$(5,294,388)

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$1,963,681	$1,827,567	$(191,296	)(1)	$3,599,952
Tenant reimbursements and other income	470,298	344,709	—		815,007

Total Revenues	2,433,979	2,172,276	(191,296)		4,414,959

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF ACQUIRED:
Property operations	519,220	617,775	—		1,136,995
Depreciation and amortization	822,152	—	1,927,728	(2)	2,749,880
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative and other	1,307,151	24,919	—		1,332,070

Total Operating Expenses and Certain Operating Expenses of Acquired	2,673,523	642,694	1,927,728		5,243,945

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	1,529,582	(2,119,024)		(828,986)
Interest expense	(966,113)	—	(649,688	)(3)	(1,615,801)

Net Income (Loss) and Excess of Revenues Over Certain Operating Expenses of Acquired	$(1,205,657)	$1,529,582	$(2,768,712)		$(2,444,787)

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Combined and Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed combined and consolidated balance sheet of the Company as of September 30, 2013 included in the Company’s Form 10-Q for the three months ended September 30, 2013.

B.	Represents the estimated pro forma effect of the Company’s $15.85 million acquisition of the Properties, assuming it occurred on September 30, 2013. The Company has initially allocated the preliminary estimated purchase price of the acquired Properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Properties. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.	Reflects the unaudited condensed combined and consolidated statement of operations of the Company for the nine months ended September 30, 2013.

B.	Amounts reflect the unaudited historical operations of the Properties for the nine months ended September 30, 2013, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the anticipated acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents interest expense on mortgage debt to be incurred as part of the acquisition, assuming a 5.248% per annum interest rate and a 10 year maturity.

D.	Reflects the condensed combined and consolidated statement of operations of the Company for the year ended December 31, 2012.

E.	Amounts reflect the historical operations of the Properties for the year ended December 31, 2012, unless otherwise noted.